EXHIBIT 10.2

Tender and Voting Agreement

This Tender and Voting Agreement (this “Agreement”) dated March 14, 2012, is entered into between Polymathes Holdings I LLC, a New Jersey LLC (“Parent”), Polymathes Acquisition I Inc., a New Jersey corporation and direct wholly owned subsidiary of Parent (“Purchaser”), and James Ivchenko, (“Stockholder”), with respect to 1,569,587 shares of common stock, no par value (the “Shares”), of Epolin Inc., a New Jersey corporation (the “Company”).

Witnesseth:

Whereas, the Parent, the Purchaser and the Company have entered into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, other than to lower the price to be paid in the Offer or Merger, the “Merger Agreement”) pursuant to which the Purchaser has agreed to make a cash tender offer as described therein and thereafter merge with and into the Company (the “Merger”) with the result that the Company becomes a wholly owned subsidiary of the Parent;

Whereas, as of the date hereof, Stockholder beneficially owns and has the power to dispose of the Shares and has the power to vote such Shares;

Whereas, the Parent and the Purchaser desire to enter into this Agreement in connection with their efforts to consummate the acquisition of the Company;

Whereas, the Stockholder wishes to tender to the Purchaser, pursuant and subject to the terms of this Agreement and the Merger Agreement, all Shares owned by the Stockholder;

Whereas, capitalized terms used in this Agreement and not defined have the meaning given to such terms in the Merger Agreement.

 Now, Therefore, in consideration of the foregoing and in consideration of the mutual agreements, covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

Article I

Certain Covenants

Section 1.1 Lock Up.  Subject to Section 1.5, except as contemplated by the Merger Agreement, Stockholder hereby covenants and agrees that between the date hereof and the Termination Date, and unless Stockholder has withdrawn any Tender Shares pursuant to Section 1.5, Stockholder will not (a) directly or indirectly, sell, transfer, assign, pledge, hypothecate, tender, encumber or otherwise dispose of or limit its right to vote in any manner any of the Shares, or agree to do any of the foregoing, or (b) take any action which would have the effect of preventing or disabling Stockholder from performing its obligations under this Agreement.  Notwithstanding the foregoing, Stockholder may transfer any or all of the Shares to any Affiliate, subsidiary, partner or member of Stockholder; provided, however, that in any such case, prior to and as a condition to the effectiveness of such transfer, (A) each Person to which any of such Shares or any interest in any of such Shares is or may be transferred shall have executed and delivered to the Parent and the Purchaser a counterpart to this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement and (B) this Agreement shall be the legal, valid and binding agreement of such person, enforceable against such person in accordance with its terms.

Section 1.2 No Solicitation.  Between the date hereof and the Termination Date, the Stockholder, in its capacity as a stockholder of the Company, shall not knowingly, and shall not knowingly authorize or permit, any director, officer, agent, representative, employee, affiliate, advisor, attorney, accountant or associate of Stockholder or those of its subsidiaries (collectively, “Representatives”) to, directly or indirectly, take any action that the Company is prohibited from taking pursuant to Section 6.3 of the Merger Agreement.

Section 1.3 Certain Events.  This Agreement and the obligations hereunder will attach to the Shares and will be binding upon any person to which legal or beneficial ownership of any or all of the Shares passes, whether by operation of Law or otherwise, including without limitation, the Stockholder’s successors or assigns.  This Agreement and the obligations hereunder will also attach to any additional shares of common stock issued to or acquired by the Stockholder.

Section 1.4 Grant of Proxy; Voting Agreement.

(a)
The Stockholder has revoked or terminated by any proxies, voting agreements or similar arrangements previously given or entered into with respect to the Shares and hereby grants Parent until the Termination Date, unless Stockholder has withdrawn any Tender Shares pursuant to Section 1.5, a limited irrevocable proxy to vote the  Shares as to which Stockholder has voting power for Stockholder and in Stockholder’s name, place and stead, at any annual or special meeting of the stockholders of the Company, as applicable, or at any adjournment thereof, whether before or after the Share Acceptance Time (as defined in the Merger Agreement), solely for the adoption of the Merger Agreement and the approval of the Merger.  The Parent hereby acknowledges that the proxy granted hereby shall not be effective for any other purpose.  The parties acknowledge and agree that neither the Parent, nor the Parent’s successors, assigns, subsidiaries, divisions, employees, officers, directors, stockholders, agents and affiliates shall owe any duty to, whether in law or otherwise, or incur any liability of any kind whatsoever, including without limitation, with respect to any and all claims, losses, demands, causes of action, costs, expenses (including reasonable attorney’s fees) and compensation of any kind or nature whatsoever to the Stockholder in connection with or as a result of any voting by the Parent of the  Shares subject to the irrevocable proxy hereby granted to the Parent at any annual or special meeting of the stockholders of the Company for the purpose set forth herein.

(b)
During the term of this Agreement, and unless Stockholder has withdrawn any Tender Shares pursuant to Section 1.5, Stockholder agrees to vote the Shares as to which it has not given a proxy pursuant to paragraph (a) above in favor of or give its consent to, as applicable, a proposal to adopt the Merger Agreement and thereby approve the Merger at any annual or special meeting of the stockholders of the Company.

(c)
This irrevocable proxy shall not be terminated by any act of the Stockholder or by operation of law (including, without limiting the foregoing, by the dissolution or liquidation of any corporation or partnership).  If between the execution hereof and the Termination date, if any corporation or partnership holding the Shares should be dissolved or liquidated, or if any other similar event or events shall occur before the Termination Date, certificates representing the Shares shall be delivered by or on behalf of Stockholder in accordance with the terms and conditions of the Merger Agreement and this Agreement, and actions taken by the Parent hereunder shall be as valid as if such dissolution, liquidation or other similar event or events had not occurred, regardless of whether or not the Parent has received notice of such dissolution, liquidation or other event.

Section 1.5 Tender of Shares.  Stockholder agrees, in exchange for the consideration described in the Merger Agreement, to tender the Shares to the Purchaser in the Offer not later than ten (10) Business Days following the commencement of the Offer (such Shares being referred to herein as the “Tender Shares”); provided, however, that Stockholder may withdraw any Tender Shares so tendered above at any time following a Change in Recommendation or the termination or expiration of the Offer without Purchaser purchasing all shares of common stock tendered pursuant to the Offer in accordance with its terms; provided, further, that Stockholder shall not have any obligation under this Section 1.5 to tender the Tender Shares into the Offer if that tender could cause the Stockholder to incur liability under Section 16(b) of the Exchange Act.

Section 1.6 Reserved

Section 1.7 Public Announcement.  Stockholder shall consult with the Parent before issuing any press releases or otherwise making any public statements, in its capacity as a stockholder of the Company, with respect to the transactions contemplated herein and shall not issue any such press release or make any such public statement without the approval of the Parent (which approval shall not be unreasonably withheld, conditioned or delayed), except as may be required by Law, including any filings with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This Section 1.7 shall terminate and be null and void upon the earlier of (a) the Termination Date and (b) consummation of the Merger.

Section 1.8 Disclosure.  Stockholder hereby authorizes the Parent and the Purchaser to publish and disclose in any announcement or disclosure required by the SEC, or any national securities exchange and in the Offer Documents and, if necessary, the Proxy Statement (including all documents and schedules filed with the SEC in connection with either of the foregoing), Stockholder’s identity and ownership of the Shares and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement.  The Parent and the Purchaser hereby authorizes Stockholder to make such disclosure or filings as may be required by the SEC or any national securities exchange.

Article II

Representations and Warranties of Stockholder

The Parent and the Purchaser hereby represent and warrant to Stockholder, as of the date hereof that:

Section 2.1 Ownership.  As of the date hereof, Stockholder holds of record or beneficially the Shares set forth on Schedule I, in each case, except as set forth on Schedule I, free and clear of all liabilities, claims, liens, options, proxies, charges, participations and encumbrances of any kind or character whatsoever, other than those arising under the securities laws or under the Company’s governance documents (collectively, “Liens”).  At the time the Purchaser purchases Tender Shares from Stockholder pursuant to the Offer, Stockholder will transfer and convey to the Purchaser good and marketable title to the Shares included in the Shares, free and clear of all Liens created by or arising through Stockholder.

Section 2.2 Authorization.  Stockholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and has the power to vote and the power to dispose of the Shares with no restrictions on its voting rights or rights of disposition pertaining thereto, except as set forth in this Agreement and certain stockholders agreement executed in October 2002 by the Stockholder and others (the “2002 Stockholders Agreement”) or that may exist pursuant to the securities laws.  Stockholder has duly executed and delivered this Agreement and this Agreement is a legal, valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms, except to the extent enforceability may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or other Laws affecting the enforcement of creditors’ rights generally and the effect of general principles of equity, regardless of whether such enforceability is considered in a proceeding at Law or in equity.

Section 2.3 No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) require the Stockholder to file or register with, or obtain any permit, authorization, consent or approval of, any Governmental Entity other than filings with the SEC pursuant to the Exchange Act, or (b) violate, or cause a breach of or default under, or conflict with any contract, agreement or understanding, any Law binding upon the Stockholder, except for such violations, breaches, defaults or conflicts which are not, individually or in the aggregate, reasonably likely to have a material adverse effect on the Stockholder’s ability to satisfy its obligations under this Agreement and except with respect to the 2002 Stockholders Agreement with it being understood that prior to the execution hereof the Board of Directors of the Company has provided its approval to the transfer of the Shares contemplated by this Agreement.  As of the date hereof, no proceedings are pending which, if adversely determined, will have a material adverse effect on the Stockholder’s ability to vote or dispose of any of the Shares.

Section 2.4 Stockholder Has Adequate Information.  Stockholder is a sophisticated seller with respect to the Shares and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Shares and has independently and without reliance upon either the Purchaser or the Parent and based on such information as Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement.  Stockholder acknowledges that neither the Purchaser nor the Parent has made and neither makes any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement.  Stockholder acknowledges that the agreements contained herein with respect to the Shares held by Stockholder are irrevocable (prior to the Termination Date).

Section 2.5 No Setoff.  The Stockholder has no liability or obligation related to or in connection with the Shares other than the obligations to the Parent and the Purchaser as set forth in this Agreement.

Article III

Representations and Warranties of the Parent and the Purchaser

The Parent and the Purchaser hereby represent and warrant to Stockholder, as of the date hereof that:

Section 3.1 Authorization.  The Parent and the Purchaser have all requisite corporate power and authority to execute and deliver this Agreement to consummate the transactions contemplated hereby.  The Parent and the Purchaser have duly executed and delivered this Agreement and this Agreement is a legal, valid and binding agreement of each of the Parent and the Purchaser, enforceable against each of the Parent and the Purchaser in accordance with its terms, except to the extent enforceability may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or other Laws affecting the enforcement of creditors’ rights generally and the effect of general principles of equity, regardless of whether such enforceability is considered in a proceeding at Law or in equity.

Section 3.2 No Violation.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, or cause a breach of or default under, any contract or agreement, any statute or law, or any judgment, decree, order, regulation or rule of any Governmental Entity, except for such violations, breaches or defaults which are not reasonably likely to have a material adverse effect on either the Parent’s or the Purchaser’s ability to satisfy its obligations under this Agreement.

Article IV

Survival of Representations and Warranties

None of the representations and warranties contained in this Agreement shall survive the Termination Date.  The respective representations and warranties of Stockholder, the Parent and the Purchaser contained herein shall not be deemed waived or otherwise affected by any investigation made by the other party hereto.

Article V

Specific Performance

Stockholder acknowledges that the Parent and the Purchaser will be irreparably harmed and that there will no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder which are contained in this Agreement.  It is accordingly agreed that, in addition to any other remedies which may be available to the Parent and the Purchaser upon the breach by Stockholder of such covenants and agreements, the Parent and the Purchaser shall have the right to obtain injunctive relief to restrain any breach or threatened breach of such covenants or agreements or otherwise to obtain specific performance of any of such covenants or agreement.

Article VI

Miscellaneous

Section 6.1 Term.  This Agreement and all obligations hereunder shall terminate upon the earlier of (a) the Effective Time, (b) the End Date, (c) the date of any modification, waiver, change or amendment of the Offer or the Merger Agreement executed after the date hereof that results in a (i) decrease in the Offer Price or Merger Consideration (each as defined in the Merger Agreement on the date hereof) or (ii) a change in the form of consideration to be paid in the Offer or in the form Of Merger Consideration, and (d) the termination of the Merger Agreement in accordance with its terms (the earliest of (a), (b), (c) and (d), the “Termination Date”).  Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that (i) nothing set forth in this Section 6.1 shall relieve any party from liability for any willful breach of this Agreement prior to termination hereof, and (ii) the provisions of this Article 6 shall survive any termination of this Agreement; and provided, further, that upon payment, if any, of the Termination Fee pursuant to the Merger Agreement, the Stockholder shall have no further liability with respect to this Agreement or the transactions contemplated hereby.

Section 6.2 Capacity as a Stockholder; Fiduciary Duties.  Notwithstanding anything in this Agreement to contrary: (a) the Stockholder makes no agreement or understanding herein in any capacity other than in the Stockholder’s capacity as a record holder and beneficial owner of Shares, and not in such Stockholder’s capacity as a director, officer or employee of the Company or any of Company Subsidiaries or in such Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust, and (b) nothing herein will be construed to limit or affect any action or inaction by the Stockholder or any Representative of the Stockholder, as applicable, serving on the Company Board or on the board of directors of any Subsidiary of the Company or as an officer or fiduciary of the Company, any Subsidiary of the Company or any employee benefit plan or trust, acting in such person’s capacity as a director, officer, trustee and/or fiduciary.

Section 6.3 Expenses.  Each of the parties hereto shall pay its own expenses incurred in connection with this Agreement.  Each of the parties hereto warrants and covenants to the others that it will bear all claims for brokerage fees attributable to action taken by it.

Section 6.4 Binding Effect.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective representatives and permitted successors and assigns.

Section 6.5 Entire Agreement.  This Agreement contains the entire understanding of the parties and supersedes all prior agreements and understandings between the parties with respect to its subject matter.  This Agreement may be amended only by a written instrument duly executed by the parties hereto.

Section 6.6 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 6.7 Assignment.    No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties; provided, however, that the Purchaser may freely assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to (i) the Parent, (ii) the Parent and one or more direct or indirect wholly-owned Subsidiaries of the Parent, (iii) one or more direct or indirect wholly-owned Subsidiaries of the Parent, or (iv) any direct or indirect holder of five percent (5%) or more of the capital stock of the Parent or any Subsidiary thereof (each an “Assignee”).  Any such Assignee may thereafter assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests, and obligations hereunder to one or more additional Assignees; provided, however, that (x) in no event will any assignment to an Assignee cause a material delay or impair the ability of the Parent and the Purchaser to consummate the Transactions and (y) in connection with any assignment to an Assignee, the Parent and the Purchaser (and the assignor, if applicable) shall agree to remain liable for the performance by the Parent and the Purchaser (and such assignor, if applicable) of their obligation hereunder.

Section 6.8 Counterparts.  This Agreement may be executed in one or more counterparts (including by facsimile or by an electronic scan delivered by electronic mail), each of which shall be an original, but each of which together shall constitute one and the same Agreement.

Section 6.9 Notices.  Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or by electronic mail, or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:

(a)	If to the Parent or the Purchaser, to: c/o Polymathes Capital LLC 20 Nassau Street Suite M Princeton, NJ 08542 Attn: General Counsel Telephone: (609) 945-1690

(b)	If to Stockholder, to the addresses indicated on Schedule I hereto.

Any party may by notice given in accordance with this Section 6.9 to the other parties designated updated information for notices hereunder.

Section 6.10 Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the Laws of the State of New Jersey, without regard to its principles of conflicts of Laws.

Section 6.11 Enforceability.  The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.  Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible and, absent agreement among the parties, a court is authorized to so modify this Agreement.

Section 6.12 Further Assurances.  From time to time, at the Parent’s request and without further consideration, subject to the terms and conditions of this Agreement, Stockholder shall execute and deliver to the Parent such documents and take such action as the Parent may reasonably request in order to consummate more effectively the transactions contemplated hereby and to vest in the Parent good, valid and marketable title to the Shares.

Section 6.13 Remedies Not Exclusive.  All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by either party will not preclude the simultaneous or later exercise of any other right, power or remedy by such party.

Section 6.14 Waiver of Jury Trial.  Each party hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this agreement or the transactions contemplated hereby.

Section 6.15 No Agreement Until Executed.  Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Company Board has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Company’s certificate of incorporation, the possible acquisition of Shares by the Parent and the Purchaser pursuant to the Merger Agreement, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

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In Witness Whereof, the Parent, the Purchaser and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

Polymathes Holdings I LLC

By:	/s/ William J. Golden
Name: William Golden
Title: Member

Polymathes Acquisition I Inc.

By:	/s/ John Wachter
Name: John Wachter
Title: CEO

Stockholder

Name: James Ivchenko
By:	/s/ James Ivchenko

Schedule I

James Ivchenko
c/o Epolin, Inc.
358-364 Adams Street
Newark, NJ 07105
Telephone: (973) 465-9495